Exhibit 99.1

Gran Tierra Energy Inc. Provides Operational and Financial Update

•	Gran Tierra Met Production Guidance with 2022 Total Company Average Production of Approximately 30,800 BOPD

•	Fourth Quarter 2022 Total Company Average Production of Approximately 32,600 BOPD, an Increase of 10% from Fourth Quarter 2021

•	Strong Exit with Total Company Average Production During December 2022 of Approximately 33,800 BOPD

•	Moqueta Development Campaign Underway with Second Development Well Spud

•	First Moqueta Development Well Yielding Encouraging Results

•	Bought Back 23 Million Gran Tierra Shares of Common Stock During 2022

CALGARY, ALBERTA, January 9, 2023, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced an operational and financial update. All dollar amounts are in United States dollars, and production amounts are on an average working interest before royalties (“WI”) basis unless otherwise indicated. Per barrel (“bbl”) and bbl of oil per day (“BOPD”) amounts are based on WI sales before royalties.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “We are excited to announce that our 2022 total Company average production was approximately 30,800 BOPD which was within our guidance despite several social disruptions and a delay in our Moqueta drilling program. Our Moqueta development campaign is well underway with two of the five planned wells having been spud thus far. The initial production results of the first well are encouraging with a stable average rate of 1,312 BOPD. We are very excited for what 2023 holds for the Company and expect to build off the momentum from the strong finish to 2022.”

Operations Update:

•	Production

◦	During fourth quarter 2022, Gran Tierra’s total average production was approximately 32,600 BOPD.

◦	December 2022 total Company average production was approximately 33,800 BOPD.

◦	Gran Tierra’s total average production for the full year 2022 was approximately 30,800 BOPD which is within the Company’s prescribed guidance.

•	Colombia Development:

◦	Moqueta Development Campaign:

▪	Testing began on the first Moqueta well which was spud on November 28, 2022. From December 23, 2022, to January 9, 2022, the Moqueta-24 well has been producing on a jet pump at a stable average rate of 1,312 BOPD (28-degree API gravity) and 193 bbl of water ("BWPD") with a gas-oil ratio of 170 standard cubic feet per stock tank bbl.

▪	On January 3, 2023, the Company spud its second development well in the Moqueta field. This well is expected to reach its planned total depth by mid-January 2023.

◦	Acordionero Development:

▪	Waterflood success at Acordionero resulted in December 2022 total Company average production for this field of approximately 17,800 BOPD, the highest level since the second quarter of 2019.

▪	Water injection at Acordionero reached a new record of over 60,000 BWPD in December 2022.

◦	Suroriente Development:

▪	As a result of the successful increase in water injection, expansion of facilities, and minimal disruptions, the Suroriente Block produced an average of 8,700 BOPD gross (4,500 BOPD WI) in the fourth quarter of 2022, the highest level since the second quarter of 2015 despite not drilling a well since the first quarter of 2018.

Shareholder Returns:

•	Share Buybacks: Pursuant to Gran Tierra’s current normal course issuer bid, Gran Tierra purchased approximately 23 million shares during 2022, representing about 6.2% of shares outstanding as of June 30, 2022.

Debt Repayment:

•	As part of Gran Tierra’s focus on significant debt reduction, the Company reduced its total debt by $87.6 million in 2022 and by a further $122.5 million in 2021, for a reduction of total debt of $210.1 million over the past two fiscal years.

Corporate Presentation:

Gran Tierra’s Corporate Presentation is available on the Company website at www.grantierra.com.

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Corporate Presentation referenced above) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s U.S. Securities and Exchange Commission (“SEC”) filings are available on the SEC website at www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at www.sedar.com and UK regulatory filings are available on the National Storage Mechanism (“the NSM”) website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism. Gran Tierra's filings on the SEC, SEDAR and the NSM websites are not incorporated by reference into this press release.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect,” “plan,” “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress,” and “believes,” derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s expected future production (including as a result of our testing results), the Company’s drilling program, the Company’s potential debt repayments and share repurchases. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC, and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to obtain a new credit agreement and to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and SEDAR at www.sedar.com.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management’s experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

Presentation of Oil and Gas Information

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.